UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 13, 2021

(Date of earliest event reported)

PINEAPPLE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-55896

Nevada	47-5185484
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10351 Santa Monica Blvd., Suite 420

Los Angeles, California 90025

(Address of principal executive offices, including zip code)

(310) 877-7675

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0000001 par value per share	PNPL	OTC Grey

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INDEX

Item 1.01	Entry into a Material Definitive Agreement.
Item 9.01	Financial Statements and Exhibits.
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2021, the Company’s Board of Directors approved certain issuances of its Common Stock (the “Shares”) to certain consultants and key members of management as follows:

Dr. Randy Hurwitz (Consultant)	10,000 shares
Jack Pulliam (Bookkeeper)	10,000 shares
Joshua Eisenberg (Chief Compliance Officer)	200,000 shares
Marco Rullo (Chief Strategy Officer)	500,000 shares
Shawn Credle (Chief Executive Officer)	500,000 shares

The Shares were issued under an exemption from registration detailed in Sec. 4(a)(2) of the Securities Act of 1933, as amended. The Shares vest immediately, subject to applicable lock-up agreements which are already in place.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINEAPPLE, INC.

By:	/s/ Shawn Credle
Shawn Credle,
Chief Executive Officer

Date:	December 30, 2021